Exhibit 99.1

AMAG PHARMACEUTICALS ANNOUNCES CLOSING OF EXCLUSIVE LICENSING AGREEMENT WITH ENDOCEUTICS FOR U.S. RIGHTS TO INTRAROSATM (PRASTERONE)

Anticipated U.S. launch in mid-2017

WALTHAM, Mass. April 04, 2017 - AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG) announced today the closing of the licensing agreement with Endoceutics, Inc. for the U.S. commercial rights to IntrarosaTM (prasterone). Intrarosa is the only FDA-approved, locally administered, non-estrogen steroid hormone for the treatment of moderate-to-severe dyspareunia (pain during intercourse), a common symptom of vulvar and vaginal atrophy (VVA), due to menopause. Unlike all other FDA-approved medications for the treatment of VVA symptoms, Intrarosa does not carry a boxed safety warning in its label. The agreement was announced on February 14, 2017, and its closing broadens AMAG’s presence in women’s health.

There are an estimated 64 million post-menopausal women in the U.S., and as many as 32 million women suffer from VVA symptoms.(1) Studies suggest that between 44 percent and 78 percent of women with VVA suffer from dyspareunia.(2),(3) According to patient survey data, more than half of women who report symptoms of dyspareunia are not currently being treated with a prescription therapy or seeking treatment.(4)

“Intrarosa will address an important unmet need as a novel treatment for moderate-to-severe dyspareunia due to menopause and it represents a significant commercial opportunity,” said William Heiden, chief executive officer of AMAG. “We believe Intrarosa will offer an attractive alternative for the approximately 20 million post-menopausal women who suffer from dyspareunia, including those who are currently on estrogen-based therapy for this common symptom of vulvar and vaginal atrophy and those women who are not being treated due to the safety concerns of existing treatment options.”

Intrarosa contains prasterone, an inactive steroid hormone that is converted locally inside the vaginal cells into androgens and estrogens. This intracellular production does not result in clinically meaningful increases in blood concentrations. The Intrarosa label does not carry the boxed warnings currently included in the labels of conventional estrogen-containing medications which highlight the increased risk of certain types of cancers, such as endometrial cancer, as well as cardiovascular disorders and probable dementia. The most common adverse reactions are vaginal discharge and abnormal Pap smears, predominantly composed of atypical cells of undetermined significance (ASCUS). Intrarosa has not been studied in women with a history of breast cancer.

Intrarosa was approved in November 2016 and AMAG expects to launch Intrarosa in the U.S. in mid-2017. Endoceutics and AMAG have also agreed to co-develop the product as a potential treatment for female sexual dysfunction (FSD) in post-menopausal women.

About IntrarosaTM (Prasterone)

Intrarosa is the only locally administered, daily non-estrogen steroid hormone approved by the FDA for the treatment of moderate-to-severe dyspareunia (pain during intercourse), a symptom of vulvar and vaginal atrophy (VVA), due to menopause. Intrarosa contains prasterone, also known as dehydroepiandrosterone (DHEA). Prasterone is an inactive endogenous steroid, which is converted locally in the vagina into androgens and estrogens to help restore the vaginal tissue as indicated by improvements in the percentage of superficial cells, parabasal cells, pH and pain with intercourse. The mechanism of action is not fully established.

In two primary 12-week placebo-controlled efficacy trials, women taking Intrarosa experienced a significant reduction in symptoms of dyspareunia, as well as significant improvements in the percentage of vaginal superficial cells and parabasal cells, as well as vaginal pH. In clinical trials, the most common adverse reactions were vaginal discharge and abnormal Pap smears, predominantly composed of atypical cells of undetermined significance (ASCUS). Intrarosa has not been studied in women with a history of breast cancer.

About AMAG

AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our currently marketed products support the health of patients in the areas of women’s and maternal health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.

Forward-Looking Statements

This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding AMAG’s broadened presence in women’s health; the ability of Intrarosa to be a novel treatment and address an important unmet need and Intrarosa’s commercial opportunity; beliefs regarding Intrarosa’s market opportunity, including with women currently using estrogen-based therapy or not being treated today due to safety concerns of existing treatment options; beliefs as to the timing of the commercial launch of Intrarosa; beliefs regarding Intrarosa’s potential benefits; anticipated clinical development plans for Intrarosa to support regulatory approval of FSD and beliefs that newborn stem cells have the potential to play a valuable role in the development of regenerative medicine are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, (1) the possibility that AMAG will not realize the expected benefits of the transaction, including the anticipated market opportunity and the ability of its current or expanded sales force to successfully commercialize Intrarosa; (2) the possibility that significant safety or drug interaction problems could arise with respect to Intrarosa; (3) the ability of AMAG to drive awareness of dyspareunia and the potential benefits of Intrarosa; (4) uncertainties regarding the manufacture of Intrarosa; (5) uncertainties relating to patents and proprietary rights associated with Intrarosa in the United States; (6) that AMAG or Endoceutics will fail to fully perform their respective obligations under the License Agreement; (7) uncertainty regarding AMAG’s ability to compete in the dyspareunia market in the United States; and (8) other risks identified in AMAG’s Securities and Exchange Commission (“SEC”) filings, including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the SEC. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharmaceuticals IP, Ltd.  Cord Blood Registry® is a registered trademark of CBR Systems, Inc. IntrarosaTM is a trademark of Endoceutics, Inc.

CONTACT:

Investors:

Linda Lennox

Vice President, Investor Relations

908-627-3424

Media:

Katie Payne

Vice President, External Affairs

202-669-6786

(1)  Wysocki et al. Management of Vaginal Atrophy: Implications from the REVIVE Survey. Clinical Medicine Insights: Reproductive Health 2014:8 23—30.

(2)  Ibid.

(3)  F. Palma et al: Vaginal atrophy of women in postmenopause. Results from a multicentric observational study: The AGATA study.

(4)  Multiple publications based on patient surveys.